UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AbitibiBowater Inc. (the “Company” or “we”) entered into a backstop commitment agreement with Fairfax Financial Holdings Limited (“Fairfax”), Avenue Capital Management II, L.P., Paulson Credit Opportunities Master Ltd., Barclays Bank plc, Steelhead Navigator Master, L.P., J.P. Morgan Securities Inc. and Whitebox Advisors, LLC, each of whom we refer to as a “backstop investor”, on May 24, 2010. The agreement and certain of the transactions it contemplates are subject to the approval of the U.S. Bankruptcy Court and the Superior Court of Quebec in connection with the Company’s and certain of its U.S. and Canadian subsidiaries’ creditor protection proceedings under Chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), respectively.

As part of the exit financing the Company expects to raise upon emergence from the creditor protection proceedings, the Company proposes to raise up to $500 million through the issuance of unsecured subordinated convertible notes, or “notes”, pursuant to a rights offering to be made available to the Company’s eligible unsecured creditors in connection with the Company’s plans of reorganization as more fully described below under Item 8.01 – Other Events – Company Files Amended Plans of Reorganization and Disclosure Documents. The principal terms of the notes are expected to include seven year maturity, convertible into common stock of the Company or its successor and a coupon of 10% (which is subject to increase if paid-in-kind), all as more fully described in a term sheet annexed to the backstop commitment agreement. Subject to certain conditions precedent set forth in the backstop commitment agreement, each backstop investor commits to purchase its pro rata share of the notes not subscribed for in the rights offering in exchange for the Company’s agreement to pay a backstop fee equal to the greater of $15 million and 6.0% of the total amount of unsecured convertible notes to be issued and also agrees to pay certain transaction expenses of the backstop investors. The Company also agrees to pay a termination fee to the backstop investors in the event of specified termination events to the backstop commitment agreement, including the selection of an alternative transaction following the auction described below.

Among other covenants in the agreement, each backstop investor covenants to execute an agreement to support the Company’s plans of reorganization in the form attached to the backstop commitment agreement promptly following court approval of the disclosure documents related to the plans of reorganization more fully described below under Item 8.01 – Other Events – Company Files Amended Plans of Reorganization and Disclosure Documents. The form of support agreement includes as an exhibit a chart that illustrates, subject to a number of assumptions and qualifications as further described therein, a percentage of equity in the reorganized Company or its successor anticipated to be distributed as treatment under the Company’s plans of reorganization for certain pre-petition unsecured debt security claims currently outstanding against the Company and its subsidiaries.

Subject to obtaining court approval of procedures for conducting an auction, the backstop commitment agreement permits, and the Company expects to conduct, a public auction process to market-test the terms of the backstop commitment and the notes. The Company may also in its sole discretion reduce the amount of notes, or cancel the rights offering, before its effective date

Each backstop investor is an unsecured creditor of the Company or one or more of its subsidiaries under certain pre-petition indebtedness. Fairfax and certain funds advised by Avenue Capital Management II, L.P. currently are lenders under the Company’s Senior Secured Superpriority Debtor in Possession Credit Agreement dated as of April 21, 2009, as amended. Two of the Company’s directors were appointed by Fairfax pursuant to the purchase agreement for the Company’s 8% convertible notes due April 15, 2013.

A copy of the backstop commitment agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. This description is not complete and is qualified in its entirety by reference thereto.

ITEM 8.01.	OTHER EVENTS.

Company Files Amended Plans of Reorganization and Disclosure Documents

The Company announced on May 24, 2010 that it and certain of its U.S. and Canadian subsidiaries, currently under creditor protection pursuant to Chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), filed on that date the Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and amendments to the previously filed CCAA Plan of Reorganization and Compromise and forms of the related disclosure documents with the U.S. Bankruptcy Court and the Superior Court of Quebec.

The disclosure documents and their distribution to creditors are subject to court approval. Neither the plans of reorganization nor the related disclosure documents are final; any solicitation of creditor approval of the plans of reorganization is subject to prior court approval of the disclosure documents. The information provided in the disclosure documents has not been prepared with a view to the disclosure or information requirements of any applicable U.S. or Canadian securities legislation. The financial information in the disclosure documents has not been audited, reviewed or otherwise verified for accuracy or completeness by the Company’s independent accountants. Some of the information consists of forecasts and projections. Readers are cautioned not to place undue reliance on the plans of reorganization and the related disclosure documents.

Updated Risk Factors

The Company hereby amends and restates in their entirety the risk factors under Part I – Item 1A – Risk Factors included in its annual report on Form 10-K for the period ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010, with those under Exhibit 99.5 of this current report on Form 8-K. Exhibit 99.5 is incorporated herein by reference. The risk factors in Exhibit 99.5 have been updated to reflect the Company’s filing of the plans of reorganization and related disclosure documents.

Motion to Amend Securitization Program

The Company has negotiated a proposed amendment to the existing accounts receivable securitization program in which Abitibi-Consolidated Inc. and Abitibi Consolidated Sales Corporation, each a subsidiary of the Company, participate. In exchange for certain up-front fees, the amendment would reduce the aggregate commitment under the program, the unused commitment fees and the interest rate and also extend the maturity date such that the Company can maintain the program through the expected emergence date from creditor protection without resorting to the extension provisions in the existing program.

In connection with the creditor protection proceedings, the Company and its U.S. and Canadian subsidiaries subject thereto filed a motion with the U.S. Bankruptcy Court on May 21, 2010 and the Superior Court of Quebec on May 28, 2010 for an order supplementing the existing securitization program-related order for authority to enter into the amendment. The Company is providing this disclosure for informational purposes only; the amendment will not be enforceable unless the motion is granted and the amendment is executed.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING

INFORMATION AND USE OF THIRD-PARTY DATA

Statements in this current report on Form 8-K that are not reported financial results or other historical information of AbitibiBowater Inc. (with its subsidiaries and affiliates, either individually or collectively, unless otherwise indicated, referred to as “AbitibiBowater,” “we,” “our,” “us” or the “Company”) may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to our: creditor protection proceedings under Chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada); debtor in possession financing arrangements and reorganization process; ability to successfully restructure our debt and other obligations; efforts to reduce costs and increase revenues and profitability, including our cost reduction initiatives regarding selling, general and administrative expenses; business outlook; curtailment of production of certain of our products; assessment of market conditions; financial projections in the disclosure documents in respect of the plans of reorganization, including the values and assumptions used in those projections; ability to sell non-core assets in light of the current global economic conditions; and the requirements under the creditor protection proceedings to obtain court approval for certain asset sales; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt” and other terms with similar meaning indicating possible future events or potential impact on our business or our shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to the risks related to our creditor protection proceedings, proposed plans of reorganization, financial condition and business and the risks related to the common stock of the Company or its successor on emergence from creditor protection. These risks and others that could cause actual results to differ from forward-looking statements are further described in Exhibit 99.5 of this current report on Form 8-K. All forward-looking statements in this current report on Form 8-K are expressly qualified by these cautionary statements in this section and in our other filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

The ultimate recovery to creditors and/or shareholders, if any, will not be determined until the plans of reorganization have been confirmed. The recovery will depend, among other things, on the nature of the claim and the debtor against whom the claim is properly made, as further described in the plans of reorganization and the related disclosure documents. Accordingly, the value of our obligations, including our debt securities, is highly speculative. The plans of reorganization provide that all of our common stock and exchangeable shares will be canceled for no consideration. Appropriate caution should be exercised with respect to existing and future investments in any liabilities and/or securities of the Company of any of its subsidiaries. None of the statements in this current report on Form 8-K or incorporated herein by reference is a solicitation of votes for or against any plan of reorganization. Any such solicitation will only be made through appropriate disclosure documents approved by the applicable court.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Backstop Commitment Agreement, dated May 24, 2010, between AbitibiBowater Inc. and Fairfax Financial Holdings Limited, Avenue Capital Management II, L.P., Paulson Credit Opportunities Master Ltd., Barclays Bank plc, Steelhead Navigator Master, L.P., J.P. Morgan Securities Inc. and Whitebox Advisors, LLC

99.1	Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated May 24, 2010

99.2	Form of CCAA Plan of Reorganization and Compromise

99.3	Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated May 24, 2010

99.4	Form of Notice of Meeting and Information Circular Pertaining to a Plan of Reorganization and Compromise under the CCAA

99.5	Updated Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: May 28, 2010	By:	/S/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Backstop Commitment Agreement, dated May 24, 2010, between AbitibiBowater Inc. and Fairfax Financial Holdings Limited, Avenue Capital Management II, L.P., Paulson Credit Opportunities Master Ltd., Barclays Bank plc, Steelhead Navigator Master, L.P., J.P. Morgan Securities Inc. and Whitebox Advisors, LLC

99.1	Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated May 24, 2010

99.2	Form of CCAA Plan of Reorganization and Compromise

99.3	Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated May 24, 2010

99.4	Form of Notice of Meeting and Information Circular Pertaining to a Plan of Reorganization and Compromise under the CCAA

99.5	Updated Risk Factors